UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 __________________________________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2014 (April 22, 2014)
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AMERICAN CAPITAL AGENCY CORP.
(Exact name of registrant as specified in its charter)
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Delaware	001-34057	26-1701984
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2 Bethesda Metro Center, 14th Floor
Bethesda, Maryland 20814
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(301) 968-9300

N/A
(Former name or former address, if changed since last report)
 __________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 22, 2014, American Capital Agency Corp. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”), at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814, at 11:00 a.m. (ET). The record date for the Annual Meeting was February 27, 2014. As of the record date, a total of 354,231,712 shares of the Company's common stock, par value $0.01 per share (“Common Stock”), were entitled to vote at the Annual Meeting. There were 299,813,664 shares of Common Stock present in person or by proxy at the Annual Meeting. Set forth below are the matters acted upon by the common stockholders, and the final voting results of each such proposal.

1.    Election of Directors. The Company's common stockholders voted to elect nine (9) Director Nominees to hold office for a term of one (1) year and until his or her successor is duly elected and qualified.

Nominee	For	Against	Abstain	Non Votes
Malon Wilkus	161,183,190	12,637,509	1,274,623	124,718,341
John R. Erickson	150,484,521	23,427,384	1,183,417	124,718,341
Samuel A. Flax	161,329,953	12,980,406	784,964	124,718,341
Alvin N. Puryear	161,151,758	13,138,654	804,910	124,718,341
Robert M. Couch	169,594,778	4,707,368	793,177	124,718,341
Morris A. Davis	169,618,218	4,706,038	771,066	124,718,341
Randy E. Dobbs	169,162,597	5,129,321	803,405	124,718,341
Larry K. Harvey	171,261,828	3,034,967	798,527	124,718,341
Prue B. Larocca	169,564,671	4,748,782	781,870	124,718,341

2.    Ratification of appointment of Ernst & Young LLP. The Company's common stockholders voted to ratify the appointment of Ernst & Young LLP as the Company's independent public accountant for the year ending December 31, 2014.

For	Against	Abstain
294,761,331	2,556,891	2,495,442

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL AGENCY CORP.

Dated: April 25, 2014	By:	/s/ Samuel A. Flax
Samuel A. Flax
Executive Vice President and Secretary